NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION
March 17, 2005	Media Contact:	Don Ingle
630 388-2939

Financial Contact: Mark Knox, re: N-933
630 388-2529

Russ Strobel Named Chief Executive Officer of Nicor Inc.

Naperville, IL – March 17, 2005 –Nicor Inc. (NYSE: GAS) today announced that Russ M. Strobel has been named chief executive officer of Nicor Inc. in addition to his current role as president of Nicor Inc. and chief executive officer and president of Nicor Gas.

“On behalf of our entire Board of Directors, I’m greatly pleased to make this important announcement today,” said Thomas L. Fisher, who remains as chairman. “Since joining our senior management team, Russ has consistently demonstrated leadership and skills that, together with his vitality and commitment to the highest ethics, have provided great benefits to our organization.  I am confident that under his direction Nicor will continue to be a company renowned for its commitment to shareholder value and excellent service to its customers.”   Fisher, who will retire from the company effective April 1, 2005, will continue to serve the company as non-executive chairman.

Strobel joined Nicor in December 2000 as senior vice president, general counsel and secretary.  He has moved through a series of positions of increasing responsibility, becoming executive vice president of Nicor Inc. in February, 2002; president of Nicor Inc. and Nicor Gas in October 2002; and president and chief executive officer of Nicor Gas in November, 2003.  He was appointed to the Board of Directors in January 2004.

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“I am tremendously honored that the Board and Tom have entrusted me with this responsibility.  I will work tirelessly on behalf of Nicor’s investors, our customers and our employees,” Strobel said.  “We have an experienced and talented senior management team that will continue to build upon the reputation that Nicor has established and provide for its future growth.”

Prior to joining Nicor, Strobel enjoyed a distinguished legal career as a partner with the law firms of Jenner & Block and Friedman & Koven.  He received a Bachelor of Arts degree from Northwestern University in 1974, and earned his juris doctor, magna cum laude in 1977 from the University of Illinois, where he was elected to the Order of the Coif.

Strobel is a director of the American Gas Association and the United Service Organizations (USO) of Illinois, Inc. and is a trustee of the Gene Siskel Film Center at the School of the Art Institute of Chicago.  He is also a member of the Commercial Club of Chicago and the Economics Club of Chicago.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation’s largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses.

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Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates.  Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations.  Such forward-looking statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” “project,” “estimate,” or similar phrases.  Actual results may differ materially from those indicated in the company’s forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements.  Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.